Exhibit (j)(1)

Consent of Independent Registered Public Accounting Firm

We consent to the references to our firm under the captions "Financial Highlights" and "Other Information" in the Prospectuses and "Counsel and Independent Registered Public Accounting Firm" and “Financial Statements” in the Statement of Additional Information in Post-Effective Amendment No. 1,478 to the Registration Statement (Form N-1A, No. 333-123257 and No. 811-10325) of Market Vectors ETF Trust and to the incorporation by reference of our report dated February 24, 2014 on Africa Index ETF, Brazil Small-Cap ETF, Colombia ETF, Egypt Index ETF, Germany Small-Cap ETF, Gulf States Index ETF, India Small-Cap Index ETF, Indonesia Index ETF, Indonesia Small-Cap ETF, Israel ETF, Latin America Small-Cap Index ETF, Poland ETF, Russia ETF, Russia Small-Cap ETF, Vietnam ETF and ChinaAMC A-Share ETF (sixteen of the investment funds constituting part of the Market Vectors ETF Trust) included in the Annual Report to Shareholders for the fiscal year ended December 31, 2013.

/s/ Ernst & Young LLP

New York, NY

April 29, 2014